Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-270805, 333-237261, 333-250127 and 333-254806) and S-8 (No. 333-242195) of Orgenesis Inc. of our report dated April 15, 2024, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited